UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 1, 2005
Date of Report (Date of earliest event reported)

CARLETON VENTURES CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-50180	98-0365605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 306, 1140 Homer Street
Vancouver, British Columbia Canada	V6B 2X6
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Mr. Glenn Catchpole has been appointed to the board of directors of Carleton Ventures Corp. (“Carleton”) effective March 1, 2005. Mr. Catchpole’s appointment was approved by Carleton’s board of directors.

Mr. Catchpole has also been appointed as Carleton’s president and chief executive officer effective March 1, 2005. Concurrent with his appointment, Mr. Dennis Higgs has resigned as Carleton’s president and chief executive officer. Mr. Higgs continues as one of Carleton’s directors.

Mr. Catchpole is a licensed engineer who holds an M.S. in civil engineering from Colorado State University. He has been active in the uranium mining industry since 1978, holding various positions including mining engineer, project manager, general manager and managing director of several uranium mining operations.

Mr. Catchpole was employed by Ogle Petroleum Inc. from 1978 to 1985 where he was the project manager for the Bison Basin uranium mine located in Wyoming. Mr. Catchpole was the owner of Altair Resources Inc., a private engineering and project management consulting and service company, from 1985 to 1988.

In 1988 Mr. Catchpole joined Uranerz U.S.A., Inc. and Uranerz Exploration and Mining and became Director of Regulatory Affairs, Environmental Engineering and Solution Mining. Mr. Catchpole’s responsibilities included the monitoring and oversight of the environmental and regulatory aspects of two large uranium mines in Canada and the operational aspects of one uranium solution mine in the United States. In 1996 Mr. Catchpole was appointed General Manager and Managing Director of the Inkai mining project located in the Republic of Kazakhstan (Central Asia). In 1998 Cameco Corporation acquired Uranerz U.S.A. Inc., and Mr. Catchpole continued his post with the Inkai project. Mr. Catchpole spent six years from 1996 to 2002 taking the Inkai project from acquisition through feasibility study, joint venture formulation, government licensing, environmental permitting, design, construction and first phase start-up.

Following his departure from Cameco in 2002, Mr. Catchpole has been an independent consulting engineer providing project management to the oil and gas, mining, and construction industries. Mr. Catchpole is experienced in all phases of project development including environmental permitting, procurement, scheduling, budgeting, and construction of infrastructure and main facilities. He has served on numerous mineral evaluation and due diligence teams.

Item 9.01.	Financial Statements And Exhibits

(a)	Financial Statements Of Business Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

99.1	News Release dated March 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLETON VENTURES CORP.

DATE: March 2, 2005	By:	/s/ Glenn Catchpole

Glenn Catchpole
President and Chief Executive Officer